Exhibit 10.2

                       CONSENT TO ASSIGNMENT AND GUARANTEE

            THIS CONSENT TO ASSIGNMENT AND GUARANTEE (this "Agreement") is entered into as of April 2, 2001 by and among Kaiser Aluminum & Chemical Corporation, a Delaware corporation ("Kaiser"), Century Aluminum Company, a Delaware corporation ("Century") and Century Aluminum of Kentucky LLC, a Delaware limited liability company ("Century KY").

                                   BACKGROUND

            A. Kaiser is a party to that certain Alumina Purchase Agreement dated as of December 18, 1997, as amended by Amendment Number 1, dated October 26, 1999 (the "Alumina Agreement"), between Kaiser and Southwire Company ("Southwire"), pursuant to which Kaiser has agreed to provide to Southwire its requirements for alumina at Southwire's aluminum reduction facility located in Hawesville, Kentucky (the "Hawesville Plant");

            B. The Hawesville Plant is indirectly owned by Metalsco Ltd. ("Metalsco"), a wholly owned subsidiary of Southwire;

            C. Southwire has agreed to sell and Century has agreed to purchase, either directly or through an affiliate established for the purpose, all of the authorized, issued, and outstanding capital stock of Metalsco, pursuant to the terms of the stock purchase agreement dated as of August 31, 2000 (the "Stock Purchase Agreement");

            D. The Stock Purchase Agreement provides that, as a condition of closing, Southwire shall assign to Century or an affiliate of Century all of Southwire's rights with respect to the Alumina Agreement and Century or an affiliate of Century shall assume certain liabilities thereunder;

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            E. Century and Southwire contemplate closing of the stock sale pursuant to the Stock Purchase Agreement (the "Closing") on or about April 1, 2001;

            F. Century and Southwire have agreed that the Closing shall be effective as of 12:01 p.m. on the day on which the Closing takes place (the "Effective Time"); and

            G. Kaiser has agreed to execute this Agreement to evidence its consent and agreement to the assignment of such rights in the Alumina Agreement by Southwire.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, agree as follows:

                  1. Effective as of the Effective Time, Kaiser hereby consents to the assignment and transfer by Southwire to Century Aluminum of Kentucky LLC, a Delaware limited liability company and an affiliate of Century, or such other affiliate of Century as Century may from time to time designate in writing (the "Century Assignee") of all of Southwire's interests in the Alumina Agreement and all rights contained therein and obligations arising thereunder from and after the Effective Timer.

                  2. Subject to the terms hereof, Kaiser accepts the Century Assignee as Southwire's successor in interest in and to the Alumina Agreement effective as of the Effective Time. The Century Assignee shall become entitled to all right, title and interest of Southwire in all respects as if the Century Assignee were the original party to the Alumina Agreement.

                  3. Except as herein modified, the Alumina Agreement shall remain in full force and effect.


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                  4. Kaiser represents that, to its knowledge, Southwire is not currently in default under any provision of the Alumina Agreement. Similarly, Southwire represents that, to its knowledge, Kaiser is not currently in default under any provision of the Alumina Agreement.

                  5. Kaiser, Century and the Century Assignee hereby agree and acknowledge: (a) that Southwire shall have no obligations arising from purchases of alumina by the Century Assignee under the Alumina Agreement from and after the Effective Time, (b) that Southwire and its affiliates shall be released of their obligations to purchase alumina under the Alumina Agreement from and after the Effective Time, and (c) that neither Southwire nor any of its affiliates guarantees the performance of Century's or the Century Assignee's or their affiliates' obligations under the Alumina Agreement.

                  6. With respect to all deliveries of alumina from and after the Effective Time, Kaiser shall provide to the Century Assignee all future invoices, notices, correspondence and other documents issued by Kaiser relating to the Alumina Agreement in the manner specified in the Alumina Agreement to the Century Assignee at the following address:

                  Century Aluminum of Kentucky LLC
                  Hawesville Plant
                  P.O. Box 500
                  1627 State Route 271 North
                  Hawesville, KY  42348
                  Attn:  Director of Purchasing

                  with a copy to:

                  Century Aluminum Company
                  2511 Garden Road
                  Building A, Suite 200
                  Monterey, California  93940
                  Attention:  Gerald J. Kitchen


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                  7. As promptly as practicable after the Effective Time, Kaiser and the Century Assignee agree to amend and restate the Alumina Agreement to include the Century Assignee as party in substitution of Southwire with all other terms and conditions remaining unchanged.

                  8. From and after the Effective Time, Century (the "Guarantor") unconditionally guarantees to Kaiser and its successors and assigns, the due and punctual payment and performance of all obligations of the Century Assignee for alumina purchased by the Century Assignee arising on or after the Effective Time under the Alumina Agreement, as the same may hereafter be amended or supplemented from time to time (collectively, the "Guaranteed Obligations"), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. Upon any failure of the Century Assignee punctually to make any such payment, Guarantor agrees to make such payment, or cause such payment to be made, promptly upon demand made to Guarantor; provided, however that delay in giving such demand shall not affect Guarantor's obligations under this Agreement. Guarantor's guarantee obligations hereunder shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Century Assignee or otherwise, all as though such payment had not been made. Guarantor's guarantee obligations hereunder constitute a guaranty of payment when due and not one of collection.

                  9. Guarantor agrees that its guarantee obligations hereunder shall be unconditional, irrespective of the absence of any action to enforce any of the Guaranteed


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

Obligations; the rendering of any judgment against Century Assignee or any action to enforce the same or any waiver or consent given by Century Assignee concerning any provisions of any of the Guaranteed Obligations; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. Guarantor covenants that its guarantee obligations hereunder will not be discharged except by complete payment of the amounts payable under or in connection with the Guaranteed Obligations. Guarantor's guarantee obligations hereunder shall continue to be effective if the Century Assignee merges or consolidates with or into another entity, loses its separate legal identity, ceases to exist or assigns any or all of its rights, or delegates any or all of its duties under or in connection with the Guaranteed Obligations. Guarantor hereby waives diligence; presentment, protest, notice of protest, acceleration, and dishonor, filing of claims with a court in the event of insolvency or bankruptcy of the Century Assignee all demands whatsoever, except as noted above, and any right to require a proceeding first against Century Assignee.

                  10. Guarantor certifies and warrants that, as of the Effective Time, Guarantor's guarantee obligations hereunder shall constitute the valid obligations of Guarantor and comply with all applicable laws.

                  11. The parties hereto acknowledge and agree that upon the Effective Time, Kaiser shall have the continuing right to review Century Assignee's credit, and may upon written notice to Century Assignee and Guarantor modify the payment terms contained in section 3.2 of the Alumina Agreement or seek such other assurances of payment if Kaiser reasonably determines that there has been a material adverse change in the financial condition of Guarantor. Guarantor further covenants and agrees to provide any financial information reasonably requested by Kaiser for Kaiser's use in making the foregoing determination.


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                  12. This Agreement shall be governed by, and construed in
accordance with, the internal laws of the State of New York, without giving effect to the conflict of law rules thereof. Any action brought in connection with this Agreement may be brought in, and shall be subject to the jurisdiction of, the federal or state courts located in the City of New York, and the parties hereby irrevocably consent to the jurisdiction of such courts.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          KAISER ALUMINUM & CHEMICAL CORPORATION

                                          By:
                                               ---------------------------------
                                          Its:


                                          CENTURY ALUMINUM COMPANY

                                          By:
                                               ---------------------------------

                                          Its:


                                          CENTURY ALUMINUM OF KENTUCKY LLC

                                          By:
                                               ---------------------------------

                                          Its:


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

Southwire Company is executing this
Agreement for the sole purpose of
making the representation contained in
Section 4 of this Agreement.

SOUTHWIRE COMPANY

By:
     ---------------------------------
Its:


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